Structured Asset Trust Unit Repackagings (Saturns)
Limited Brands Inc. Debenture Backed
Series 2005-3
CUSIP NO.
80410Q207
Distribution Date June 12, 2014
US Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal Principal Payment Ending Principal Fixed Rate
Day
Count
Fixed Interest
Amount Due
Aggregate
Interest
Due and
Unpaid
Total Distribution
$25,000,000.00
$25,000,000.00
$0.00
7.00000% 101/360
490,972.22 $ $0.00 25,490,972.22 $
Underlying Security
LIMITED BRANDS INC 6.950% 3/01/33 532716AK3
March/September
Additional Information
CUSIP Moody's S & P Moody's Date S & P Date
80410Q207 Baa2 BBB Ba2 10-Mar-11 BB+ 8-Feb-12
Underlying Security Baa2 BBB Ba2 10-Oct-13 BB+ 2-Feb-12
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
Expense Account Deposit
Original Ratings
To the Holders of:
Payment Dates
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Trustee Fees